SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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American Independence Funds Trust
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filling Proxy Statement, if other than the Registrant)

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American Independence Funds Trust

American Independence Short-Term Bond Fund

230 Park Avenue, Suite 534

New York, NY  10169

(866) 410-2006

www.aifunds.com

December 1, 2011

Dear Shareholder:

On behalf of the Board of Trustees of American Independence Funds Trust (the “Trust”), I cordially invite you to attend a Special Meeting of Shareholders of the American Independence Short-Term Bond Fund, a separate investment series of the Trust (the “Fund”), to be held at 10:00 a.m. (Eastern time) on December 27, 2011, at the Trust’s offices located at 230 Park Avenue, Suite 534, New York, NY  10169. The purpose of the meeting is to ask shareholders to consider the following proposals:

  Approval of a new Sub-Advisory Agreement between American Independence Financial Services, LLC and HighMark Capital Management, Inc. on behalf of the Fund; and
  Approval of any other matters as may properly come before the Meeting and any adjournment or postponement thereof.

INCLUDED WITH THIS LETTER ARE A NOTICE OF SPECIAL MEETING OF SHAREHOLDERS, A PROXY STATEMENT AND A PROXY CARD.

Regardless of the number of shares you own, it is important that your shares are represented and voted. If you cannot personally attend the Special Shareholders’ Meeting, we would appreciate your promptly voting, signing and returning the enclosed proxy card in the postage-paid envelope provided.

We thank you for your time and for your investment in the American Independence Funds Trust.

Sincerely,

Eric M. Rubin

President

American Independence Funds Trust

1

American Independence Funds Trust

American Independence Short-Term Bond Fund
(the “Fund”)

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

Dear Shareholder:

Notice is hereby given that a Special Meeting of Shareholders (the “Meeting”) of the American Independence Funds Trust (the “Trust”), a Delaware business trust, will be held at the Trust’s offices, located at 230 Park Avenue, Suite 534, New York, NY  10169, on December 27, 2011, at 10:00 a.m. (Eastern time) for the following purposes:

1.       To approve a new Sub-Advisory agreement between American Independence Financial Services, LLC and HighMark Capital Management, Inc. on behalf of the Fund; and

2.       To transact such other business as may properly come before the Meeting, or any adjournments thereto.

After careful consideration, the Board of Trustees of the Trust, including all of the Independent Trustees, unanimously approved Proposal 1 noted above and recommends that shareholders vote “FOR” the proposal. The matter referred to above is discussed in detail in the proxy statement attached to this Notice. The Board of Trustees has fixed the close of business on November 4, 2011, as the record date for determining shareholders entitled to notice of and to vote at the Meeting.  Each share of the Fund is entitled to one vote with respect to each proposal, with fractional votes for fractional shares.

Eric M. Rubin

President

American Independence Funds Trust

Regardless of whether you plan to attend the Meeting, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED SO THAT YOU WILL BE REPRESENTED AT THE MEETING. If you have submitted a proxy card and are present at the Meeting, you may change the vote specified in the proxy at that time. However, attendance in person at the Meeting, by itself, will not revoke a previously tendered proxy.

2

American Independence Funds Trust

PROXY STATEMENT

FOR A SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON DECEMBER 27, 2011

INTRODUCTION

This proxy statement is solicited by the Board of Trustees (the “Board”) of American Independence Funds Trust (the “Trust”) with respect to the American Independence Short-Term Bond Fund, (the “Fund”), for voting at the special meeting of shareholders of the Trust to be held at 10:00 a.m. (Eastern time) on December 27, 2011, at the Trust’s offices at 230 Park Avenue, Suite 534, New York, NY  10169, and at any and all adjournments thereof (the “Meeting”), for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders (“Notice”).

The Trust will furnish, without charge, a copy of the Fund’s most recent annual and semi-annual reports to shareholders upon request, which may be made either by writing to the Trust at the address above or by calling toll-free (866) 410-2006. The annual and semi-annual reports will be mailed to you by first-class mail within three business days of your request.

SOLICITATION OF PROXIES

The Board is soliciting votes from shareholders of the Trust with respect to the Proposal discussed below. The solicitation of votes is made by the mailing of this Proxy Statement and the accompanying proxy card(s) on or about December 5, 2011. In addition to solicitation by mail, certain officers and representatives of the Trustees, officers and employees of the Trust’s investment adviser or their affiliates and certain financial services firms and their representatives, who will receive no extra compensation for their services, may solicit proxies by telephone, telegram or personally. (See “Shareholder Meeting Costs and Voting Procedures” under “ADDITIONAL INFORMATION ABOUT THE FUND”).

The appointed proxies will vote in their discretion on any other business as may properly come before the Meeting or any adjournments or postponements thereof. Additional matters would only include matters that were not anticipated as of the date of this Proxy Statement.

Each share of the Fund is entitled to one vote on each proposal and on each other matter that it is entitled to vote upon at the Meeting. The Trust knows of no other business to be voted upon at the Meeting other than the proposal set forth in the accompanying Notice and described in this Proxy Statement.

Each valid proxy that the Trust receives will be voted in accordance with your instructions and as the persons named in the proxy determine on such other business as may come before the Meeting. If no instructions are given on an executed proxy that has been returned to us, that proxy will be voted “FOR” the proposal. Shareholders who execute proxies may revoke them at any time before they are voted, either by writing to the Trust, or by voting in person at the Meeting.

The presence in person or by proxy of the holders of record of one-third of the outstanding shares of the Fund shall constitute a quorum at the Meeting, permitting action to be taken. In the event that sufficient votes are not received by the date of the Meeting, a person named as proxy may propose one or more adjournments of the Meeting for a reasonable period or periods to permit further solicitation of proxies. The persons named as proxies will vote in favor of such adjournment those proxies that they are entitled to vote in favor of the proposals and will vote against any such adjournment those proxies required to be voted against the proposals.

The proposal requires the affirmative vote of a “majority of the outstanding voting securities” of the Fund. The term “majority of the outstanding voting securities” of the Fund as defined by the Investment Company Act of 1940, as amended (the “1940 Act”), means: the affirmative vote of the lesser of (i) 67% or more of the voting securities of the Fund present at the meeting if more than 50% of the outstanding shares of the Fund are present in person or by proxy or (ii) more than 50% of the outstanding shares of the Fund.

The Board has fixed the close of business on November 4, 2011, as the record date (the “Record Date”) for determining holders of the Fund shares entitled to notice of and to vote at the Meeting. See “Ownership of Shares” under “ADDITIONAL INFORMATION ABOUT THE FUND” for record date shares of the Fund.

_____________________

PROPOSAL 1 – Approval of Investment Sub-Advisory Agreement between American Independence Financial Services, LLC and HighMark Capital Management, Inc. on behalf of the Fund

Shareholders of the Short-Term Bond Fund are being asked to approve a proposed Sub-Advisory Agreement with HighMark Capital Management, Inc. (the “New Sub-Advisory Agreement”). At a Board meeting held on July 20, 2011, the Board, including a majority of the Independent Trustees (as defined below), unanimously approved the New Sub-Advisory Agreement between American Independence Financial Services, LLC (“AIFS”) and HighMark Capital Management, Inc. (“HighMark”) with respect to the Fund, subject to the approval of the Fund’s shareholders.

Under AIFS’ supervision, HighMark will be responsible for making the specific decisions about buying, selling and holding securities; selecting and negotiating with brokers and brokerage firms; and maintaining accurate records for the Fund.

The Board is recommending the approval of the New Sub-Advisory Agreement for the Fund.

Background

In May 2008, AIFS entered into an agreement with Fischer, Francis, Trees and Watts, Inc. and its affiliates (“FFTW”) to sub-advise the Fund. In June, 2011, AIFS began contemplating a change in the investment strategy of the Fund to make greater use of high-yield and international fixed income (including emerging market) securities and performed a due diligence search for advisers to manage the new strategy. In discussions with the Board, a new mandate regarding the strategy of the Fund was agreed upon to include high-yield and international fixed income securities, a change from the current strategy employed by FFTW. Therefore, on July 20, 2011, after careful consideration, the Board approved the termination of the current Sub-Advisory Agreement between AIFS and FFTW (the “Current Sub-Advisory Agreement”). AIFS provided notice to FFTW of such termination, which will be effective as of the close of business on the day that the New Sub-Advisory agreement is approved by shareholders.  AIFS recommended HighMark, an advisory firm which currently employs such strategy in their short-term investment mandates. The Board approved the retention of HighMark to manage the Fund’s portfolio based on a review of HighMark’s experience, personnel and performance in the management of similar mandates.

In connection with the retention of HighMark as investment sub-adviser, the name of the Fund will change to American Independence Strategic Income Fund. In addition to the name change, the Board approved a change from the current benchmark, the Merrill Lynch 1-3 Year U.S. Treasury Index, to the Barclays U.S. Aggregate 1-3 Year Index. The Fund will continue to seek its investment objective of providing investors with a high level of current income as is consistent with liquidity and safety of principal by investing primarily in investment-grade bonds with maturities of 1-3 years. In addition, as the Fund’s current prospectus allows, the Fund intends to invest a maximum of 10% in either high yield, international or emerging market debt with an aggregate limitation of 15% to 20% in these three types of securities.

FFTW Sub-Advisory Agreement

FFTW previously served as the Fund’s investment sub-adviser pursuant to the Current Sub-Advisory Agreement, which was most recently approved by the Board on June 17, 2011, and by shareholders of the Fund on April 30, 2008.

On July 20, 2011, the Board approved the termination of the Current Sub-Advisory Agreement and AIFS provided notice to FFTW of such termination, effective as of the date of shareholder approval of the New Sub-Advisory Agreement.

Terms of the New Sub-Advisory Agreement

It is proposed that AIFS and HighMark, on behalf of the Fund, enter into the New Sub-Advisory Agreement, to become effective upon the date of shareholder approval. Under Section 15(a) of the 1940 Act, the New Sub-Advisory Agreement requires the approval of (i) the Board, including a majority of the Independent Trustees, and (ii) the shareholders of the Fund. Based upon the considerations described below under “Approval of New Sub-Advisory Agreement by the Board,” the Board, including all of the Independent Trustees, approved the New Sub-Advisory Agreement on July 20, 2011.

The terms of the New Sub-Advisory Agreement are the same in all material respects as the terms of the Current Sub-Advisory Agreement, which was last approved by the Board, including a majority of the Independent Trustees, at a meeting held on June 17, 2011. A copy of the form of the New Sub-Advisory Agreement is attached as Appendix A to this Proxy Statement.

Under the New Sub-Advisory Agreement, pursuant to the oversight and supervision of AIFS and the direction and control of the Board, HighMark will perform certain of the day-to-day operations of the Fund which include the following services at the request of AIFS: (i) managing the investment and reinvestment of the Fund’s assets in accordance with the investment policies of the Fund; (ii) arranging for the purchase and sale of securities and other assets for the Fund; (iii) providing investment research and credit analysis concerning the Fund’s assets; (iv) placing orders for purchases and sales of the Fund’s assets; (v) maintaining the books and records as are required to support Fund investment operations; and (vi) monitoring on a daily basis the investment activities and portfolio holdings relating to the Fund. At the request of AIFS, HighMark will also, subject to the oversight and supervision of AIFS and the direction and control of the Board, consult with AIFS as to the overall management of the Fund’s assets and the investment policies and practices of the Fund. The nature of the services to be performed by HighMark pursuant to the New Sub-Advisory Agreement is expected to be substantially similar to the services performed by FFTW under the Current Sub-Advisory Agreement.

The New Sub-Advisory Agreement may be terminated without penalty at any time by the Trust with respect to the Fund (either by the Board or by a majority vote of the Fund’s outstanding shares), or by AIFS on 60-days’ written notice to HighMark, and it will automatically terminate in the event of its assignment as defined in the 1940 Act.

Sub-Advisory Fee

The investment advisory fee rate paid by the Fund will not change as a result of the Board’s approval of the New Sub-Advisory Agreement. Under the current Advisory Agreement between AIFS and the Fund, the Fund pays AIFS an investment advisory fee at an annual rate equal to 0.40% of the average daily value of the Fund’s net assets. The current Advisory Agreement, dated November 14, 2005, was last approved by shareholders on June 23, 2010 and reviewed and approved by the Board at a meeting held June 17, 2011 (see below for further details on the Board approval). AIFS pays the investment sub-advisory fee out of the advisory fee received from the Fund. AIFS previously paid to FFTW a sub-advisory fee equal to 0.20% of the Fund’s average daily net assets. Pursuant to the New Sub-Advisory Agreement, AIFS will pay to HighMark a sub-advisory fee equal to 0.20% of the Fund’s average daily net assets, net of 50% of any fee waivers or expense reimbursements.

Approval of the New Sub-Advisory Agreement by the Board

At a meeting held July 20, 2011, the Board unanimously approved the New Sub-Advisory Agreement, including all of the Independent Trustees. At a meeting held on June 17, 2011, the Board, including the Independent Trustees, reviewed certain materials and approved the continuation of the current Advisory Agreement and Expense Limitation Agreement between the Fund and AIFS.

In determining whether or not it was appropriate to approve the New Sub-Advisory Agreement and to recommend its approval to the shareholders, the Board, including the Trustees who are not interested persons of AIFS, considered various materials and representations provided by AIFS and HighMark and the Board was advised by independent legal counsel with respect to these matters. In reaching their decision, the Board carefully considered information that it had received throughout the year as part of its regular oversight of the Trust and information from AIFS that was provided in connection with the 2011 Contract Renewal Meeting.

Information considered by the Trustees included, among other things, the following: (1) that the total compensation to be paid by the Fund under the New  Sub-Advisory Agreement is the same as the compensation paid under the Current Sub-Advisory Agreement; (2) AIFS’ representation and HighMark’s understanding that  the existing expense limitation agreement in effect; (3) that the terms and conditions of the New Sub-Advisory Agreement is the same in all material respects to those of the Current Sub-Advisory Agreement; and (4) the commitment of AIFS and HighMark that there will not be any diminution in the nature, quality and extent of services provided to the Fund or its shareholders.

Further, at the July 20, 2011 meeting, the Board reached its determinations with respect to the New Sub-Advisory Agreement, based on the following factors: (1) the quality of HighMark’s investment advisory and other services; (2) HighMark’s investment management personnel; (3) HighMark’s operations and financial condition; (4) HighMark’s brokerage practices (including any soft dollar arrangements and any benefits HighMark would receive from its relationship with the Fund); (5) the level of the fees that HighMark charges compared with the fees charged to comparable mutual funds or accounts; (6) the Fund’s overall fees and operating expenses compared with similar mutual funds; (7) whether AIFS had waived or reimbursed any fees; (8) the level of HighMark’s profitability including the anticipated impact to its profitability under its relationship with the Fund; (9) HighMark’s compliance systems; (10) HighMark’s policies on and compliance procedures for personal securities transactions; (11) HighMark’s reputation, expertise and resources in the financial markets; and (12) the Fund’s performance compared with similar mutual funds.

At the July 20, 2011 meeting, the Trustees discussed the extent to which economies of scale were projected by AIFS and HighMark to be realized as the Fund’s assets, or the assets of the Trust overall, grew. The Trustees discussed the plans of AIFS and HighMark and their affiliates for marketing and distributing the shares of the various series of the Trust. The Trustees reviewed information about the potential effect of asset growth on Fund expenses, and the difficulty of forecasting its effect on the profitability of AIFS and HighMark. It was noted that, to the extent the Fund’s gross expenses currently were higher than its net expenses, the reduction of the Fund’s gross expenses through the achievement of economies of scale might benefit AIFS and HighMark by reducing the expenses that must be reimbursed to the Fund, rather than directly benefiting the Fund by reducing their net expenses.

In reaching their conclusion with respect to the approval of the New Sub-Advisory Agreement, the Board members did not identify any one single factor as being controlling; rather, the Board took note of a combination of factors that influenced their decision making process. The Board did, however, identify the overall favorable investment performance of the Fund and management’s demonstrated commitment to the continued enhancement of investment performance, the commitment of AIFS and HighMark to the successful operation of the Fund, and the level of expenses of the Fund, as well as the continued use of expense limitation agreements in order to reduce the overall operating expenses of the Fund, as being important elements of its consideration. The Board also considered the effectiveness of the compliance programs of the Fund, AIFS and HighMark in accordance with applicable requirements relating to mutual funds and their investment advisers.

The Board also determined that the New Sub-Advisory Agreement is in the best interests of the Fund and its shareholders. Accordingly, after consideration of the above factors, and such other factors and  information it considered relevant, the Board unanimously approved the New Sub-Advisory Agreement and voted to recommend approval by the Fund’s shareholders with respect to the New Sub-Advisory Agreement.

If shareholders approve the New Sub-Advisory Agreement, it will remain in effect for up to two years from the date it takes effect, and, unless earlier terminated, will continue for maximum terms of one year thereafter, provided that each such continuance is approved annually with respect to the Fund (i) by the Trust’s Board or by a vote of a majority of the outstanding voting securities of the Fund, and, in either case, (ii) by a majority of the Independent Trustees.

How does Proposal 1 affect shareholders of the Fund?

There will be no increase in advisory fees for the Fund due to the New Sub-Advisory Agreement. The annual advisory fees will remain 0.40% of average net assets. In addition, AIFS continues to be contractually obligated to reimburse the Fund for all expenses (except for extraordinary expenses such as litigation and expenses related to acquired fund fees) in excess of average daily net assets of 0.45% and 0.70% for Institutional Class shares and Class A shares, respectively. The expense limitations are in effect until March 1, 2012.

Shareholders will be subject to additional risks, high yield risk and emerging market risk, due to the additional investment strategies employed by the new sub-adviser, HighMark. The Fund’s most recent prospectus, dated March 1, 2011, will be updated to reflect the new investment strategies and related risks as provided below.

PRINCIPAL STRATEGIES. The Fund will employ an investment strategy to include (1) international fixed income debt; (2) emerging market fixed income debt; and (3) high yield securities. The Fund may invest up to 10% of its net assets in each strategy.

PRINCIPAL RISKS.  Based on the above additional investments, the Fund will be subject to the risks noted below.

High Yield Securities.  Lower rated securities are subject to greater risk of loss of income and principal than higher rated securities and may have a higher incidence of default than higher-rated securities. The prices of lower rated securities are likely to be more sensitive to adverse economic changes or individual corporate developments than higher rated securities.

Emerging Markets Risk.  The Fund may invest in foreign securities that may include securities of companies located in developing or emerging markets, which entail additional risks, including: less social, political and economic stability; smaller securities markets and lower trading volume, which may result in less liquidity and greater price volatility; national policies that may restrict an securities investment opportunities, including restrictions on investments in issuers or industries, or expropriation or confiscation of assets or property; and less developed legal structures governing private or foreign investment.

Foreign currency risk. Investments in foreign currencies are subject to the risk that those currencies will decline in value relative to the U.S. dollar, or, in the case of hedged positions, that the U.S. dollar will decline relative to the currency being hedged. Currency rates in foreign countries may fluctuate significantly over short periods of time.

Information About HighMark Capital Management, Inc.

HighMark Capital Management, Inc. is a subsidiary of Union Bank, N.A., which is a subsidiary of UnionBanCal Corporation. UnionBanCal Corporation is wholly-owned by The Bank of Tokyo-Mitsubishi UFJ, Ltd. (BTMU). BTMU is in turn a wholly-owned subsidiary of Mitsubishi UFJ Financial Group, Inc. As of June 30, 2011, HighMark Capital Management, Inc. had approximately $17.5 billion in assets under management. HighMark Capital Management, Inc. (and its predecessors) has been providing investment management services to individuals, institutions and large corporations since 1919.

The HighMark’s Fixed Income investment team of Jack Montgomery, Jeffrey Klein and Gregory B. Lugosi is jointly and primarily responsible for the day-to-day management of the Fund. Their biographical information is set forth below.

Portfolio Managers.

E. Jack Montgomery, CFA

Vice President, Director of Fixed Income

Jack joined HighMark in 1994. As the Director of Fixed Income, he is responsible managing the taxable fixed income strategies for all client types. He is also a member of HighMark’s Investment Policy Committee and Asset Allocation Committee. Jack began his career in the investment industry in 1979 with the First Interstate Bank of Oregon. Prior to joining HighMark, Jack was the Portfolio Manager of the San Francisco Employees' Retirement Systems fixed income portfolio.

Jack earned a Bachelor of Business Administration from the University of Oklahoma, and a Master of Business Administration in Finance from the University of Oregon at Eugene. In addition, he is a CFA charterholder and a member of the San Francisco Society of Financial Analysts.

Jeffrey Klein, CFA

Vice President, Senior Portfolio Manager

Jeff joined HighMark in 2010. As a Senior Portfolio Manager, he is primarily responsible for managing the taxable fixed income strategies for all client types. Jeff joined the investment industry in 1992 with Dodge & Cox, where he spent 12 years as a portfolio manager and a member of the firm’s fixed income policy making committees. More recently, Jeff was a Managing Director at Halbis Capital Management before joining Bishop Street Capital Management as a Senior Portfolio Manager.

Jeff earned a Bachelor of Arts degree in Political Science with a minor in English Literature from Columbia University. He is a CFA charterholder and member of the CFA Institute, the CFA Society of San Francisco and the New York Society of Security Analysts.

Gregory B. Lugosi

Vice President , Portfolio Manager

Greg joined HighMark in 1991. As a Portfolio Manager, he is responsible for managing taxable fixed income strategies as well as executing fixed income trades on behalf of regional portfolio managers. Greg has been in the investment industry since 1989 with firms that include Planned Asset Management and Petra Financial Group. Prior to joining HighMark, Greg worked at MERUS Capital Management and Union Capital Advisors.

Greg earned a Bachelor of Arts degree in Business Administration from Woodbury University.

Additional Information Regarding HighMark

Information regarding the name(s), address(es) and principal occupation(s) of the principal executive officer(s) and partner(s) of HighMark is set forth in below. For further information regarding HighMark, please see www.highmark.com.

Name*	Title or Status with HighMark	Address

Jeffrey L. Boyle	Senior Vice President and Sales Manager	350 California Street San Francisco, CA 94104
Brian W. Smith	Vice President and Assistant Treasurer	400 California Street San Francisco, CA 94104
Catherine Vacca	Senior Vice President and Chief Compliance Officer and Assistant Secretary	350 California Street San Francisco, CA 94104
Earle A. Malm II	Member of the Board of Directors, Chairman of the Board, President and Chief Executive Officer	350 California Street San Francisco, CA 94104
David J. Goerz III	Member of the Board of Directors, Senior Vice President and Chief Investment Officer	350 California Street San Francisco, CA 94104
Kevin Rowell	Senior Vice President and Managing Director	350 California Street San Francisco, CA 94104
Kevin A. Rogers	Member of the Board of Directors, Senior Vice President and Managing Director	18300 Von Karman Avenue Irvine, CA 92612
Jonathan Fayman	Member of the Board of Directors, Senior Vice President, Chief Financial Officer, Treasurer and Corporate Secretary	350 California Street San Francisco, CA 94104
John M. Flynn	Senior Vice President – Institutional Sales & Marketing	350 California Street San Francisco, CA 94104
Christine Weiss	Senior Vice President – Product Management and Investment Management Marketing	350 California Street San Francisco, CA 94104

Other Funds with Similar Investment Objectives Advised by HighMark. As of the Record Date, the following fund advised by HighMark has a similar investment objective to the Fund:

HighMark manages the HighMark Short Term Bond Fund (the “HighMark Fund”), which has a similar investment objective and strategy as the Fund. As of September 30, 2011, the HighMark Fund had net assets of approximately $134.8 million. HighMark receives management fees of 0.40% of daily average net assets, which is reduced by any fee waivers and reimbursements. HighMark has contractually agreed to waive fees and reimburse expenses to the extent total operating expenses of Fiduciary, Class A and Class C Shares of the HighMark Fund (excluding portfolio brokerage and transaction costs, taxes relating to transacting in foreign securities, if any, extraordinary expenses and any expenses indirectly incurred by the HighMark Fund through investments in certain pooled investment vehicles) exceed 0.70%, 0.95% and 1.40%, respectively, until November 30, 2011. HighMark may recoup from the HighMark Fund any of the fees and expenses it has waived and/or reimbursed until the end of the third fiscal year after the end of the fiscal year in which such waiver and/or reimbursement occurs, subject to certain limitations.

Relationships with the Fund. No officer or Trustee of the Fund is an officer, employee, director, general partner or shareholder of HighMark or has any material direct or indirect interest in HighMark or any other person controlling, controlled by or under common control with HighMark.

During the fiscal year ended October 31, 2011, the Fund paid no commissions to brokers affiliated with HighMark.

Expenses related to Proposal 1

All mailing, proxy solicitation and tabulation expenses associated with Proposal 1 will be borne by AIFS.

Vote Required for Proposal 1

Shareholders of the Fund who own shares at the close of business on the Record Date will be entitled to notice of, and vote at, the Meeting. Each whole share is entitled to one vote, and each fractional share is entitled to a proportionate fractional vote.

Approval of Proposal 1 requires the vote of a “majority of the outstanding voting securities” entitled to vote on the proposal, as defined in the 1940 Act, which means either (i) the vote of 67% or more of the voting securities entitled to vote on the proposal that are present at the Meeting, if the holders of more than 50% of the outstanding shares are present or represented by proxy, or (ii) the vote of more than 50% of the outstanding voting securities entitled to vote on the proposal, whichever is less.

If the shareholders of the Fund should fail to approve the New Sub-Advisory Agreement, the Trustees will promptly seek to enter into a new investment sub-advisory agreement for the Fund, subject to approval by the Fund’s shareholders.

THE BOARD, INCLUDING A MAJORITY OF THE INDEPENDENT TRUSTEES, RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL NO. 1.

_____________________

ADDITIONAL INFORMATION ABOUT THE FUND

Ownership of Shares

As of the Record Date, to the knowledge of the Trust’s management, the officers and Trustees of the Trust owned, collectively, less than 1% of the shares of the Fund as a whole. Mr. Wedemeyer, Trustee Emeritus of the Trust owned approximately 98% of Class A shares, but less than 1% of the Fund. To the knowledge of the Trust’s management, at the close of business on the Record Date, the only persons owning beneficially more than five percent of the outstanding shares of each Class of the Fund were those listed in Appendix B.

Each share of the Fund is entitled to one vote. Shareholders of the Fund at the close of business on the Record Date will be entitled to be present and give voting instructions for the Fund at the Meeting with respect to their shares owned as of the Record Date.  As of the Record Date, the total number of shares outstanding and entitled to vote and the total net assets represented by those shares was:

Fund	Total Number of Shares	Total Net Assets

Short-Term Bond Fund	9,455,151	$95,780,664

Shareholder Meeting Costs and Voting Procedures

Costs. The cost of preparing, printing and mailing the enclosed proxy, accompanying notice and proxy statement and all other costs in connection with solicitation of proxies related to the required approvals will be paid by AIFS, including any additional solicitation made by letter or telephone.

Voting Information. In addition to solicitation by mail, certain officers and representatives of the Trust, officers and employees of AIFS and certain financial services firms and their representatives, who will receive no extra compensation for their services, may solicit proxies by telephone or personally.

Approval of Proposal 1 requires an affirmative vote of the lesser of (i) 67% or more of the shares of the Fund present at the Meeting if more than 50% of the outstanding shares of the Fund are present or represented by proxy, or (ii) more than 50% of the outstanding shares of the Fund.

Adjournment. In the event that a quorum to transact business or the vote required to approve the Proposal is not obtained at the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting in accordance with applicable law to permit further solicitation of proxies. In the absence of a quorum, the persons named as proxies will vote all shares represented by proxy and entitled to vote in favor of such adjournment. If a quorum is present but insufficient votes have been received to approve the Proposal, the persons named as proxies will vote in favor of such adjournment with respect to the Proposal those proxies which they are entitled to vote in favor of the Proposal and will vote against any such adjournment with respect to the Proposal those proxies required to be voted against the Proposal, provided that broker non-votes will be disregarded for this purpose.

Effect of Abstentions and Broker Non-Votes. In tallying shareholder votes, abstentions (i.e., shares for which a proxy is presented, but which abstains from voting on one or more matters) and “broker non-votes” (i.e., shares held by brokers or nominees for which proxies are presented but as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker does not have discretionary voting power on a particular matter) will be counted for purposes of determining whether a quorum, or majority of voting shares, is present for the conduct of business at the Meeting.  Under applicable law, abstentions and broker non-votes do not constitute votes “for” or “against” any proposal and will be disregarded in determining votes cast for purposes of determining whether a proposal has received a majority of the outstanding voting shares.

 The Fund’s Distributor

Matrix Capital Group, Inc., which is located at 420 Lexington Avenue, Suite 601, New York, NY 10170, serves as the Distributor for the Fund pursuant to a Distribution Agreement with the Trust.

Fund Administration

American Independence Financial Services, LLC, located at 230 Park Avenue, Suite 534, New York, NY 10169, serves as the administrator to the Trust and provides day-to-day administrative services pursuant to an Administration Agreement. AIFS also provides the Trust with office space, facilities and business equipment and generally administers the Fund’s business affairs and provides the services of executive and clerical personnel for administering the affairs of the Fund.

AIFS has contracted with UMB Fund Services, Inc. to provide certain sub-administrative services to the Fund pursuant to a Sub-Administration Services Agreement with the Trust.

Affiliated Broker

During the Fund’s most recent fiscal year, the Fund paid no commissions on portfolio brokerage transactions to brokers who may be deemed to be affiliated persons of the Trust, AIFS or HighMark, or affiliated persons of such persons.

Shareholder Communications and Proposals

Any shareholder proposal intended to be presented at any future meeting of shareholders must be received by the Trust at its principal offices a reasonable time before the solicitation of proxies for such meeting in order for such proposal to be considered for inclusion in the proxy statement and form or forms of proxy relating to such meeting.

By Order of the Board of Trustees
/s/ Theresa Donovan
Theresa Donovan
Secretary American Independence Funds Trust

December 1, 2011

APPENDIX A

FORM OF

INVESTMENT SUB-ADVISORY AGREEMENT

AGREEMENT made this ___ day of __________, 2011 by and between American Independence Financial Services, LLC (the "Adviser"), and Highmark Capital Management, Inc. (the "Sub-Adviser");

WHEREAS, the Adviser and Sub-Adviser are registered investment advisers under the Investment Advisers Act of 1940, as amended (the “Advisers Act”);

WHEREAS, the American Independence Funds Trust (the "Trust"), a Delaware

business trust, is an open-end, diversified management investment company registered under the Investment Company Act of 1940, as amended ("1940 Act"), consisting of several funds of shares, each having its own investment policies;

WHEREAS, the Trust has retained the Adviser to provide the Trust with business and asset management services for the Strategic Income Fund  (the "Fund"), subject to the  supervision of the Trust's Board of Trustees (the “Trustees”);

WHEREAS, the Trust’s agreement with the Adviser permits the Adviser to delegate to other parties certain of its asset management responsibilities; and

WHEREAS, the Adviser desires to retain the Sub-Adviser to render investment management services to the Fund, and the Sub-Adviser is willing to render such services;

NOW THEREFORE, in consideration of mutual covenants herein contained, the parties hereto agree as follows:

1. Duties of Sub-Adviser. The Adviser employs the Sub-Adviser to manage the investment and reinvestment of the Fund’s assets and, with respect to such assets, to continuously review, supervise, and administer the investment program of the Fund, to determine in the Sub-Adviser's discretion the securities to be purchased or sold, to provide the Adviser and the Trust with records concerning the Sub-Adviser's activities which the Trust is required to maintain under the 1940 Act, and to render regular reports to the Adviser and to the Trust's officers and Trustees concerning the Sub-Adviser's discharge of the foregoing responsibilities (the “Services”). The Sub-Adviser shall discharge the Services subject to the Adviser's oversight and the control of the officers and the Trustees of the Trust and in compliance with such policies as the Trustees may from time to time establish, and in compliance with the objectives, policies, and limitations for the Fund set forth in the Trust's current registration statement as amended from time to time, and applicable laws and regulations. The Sub-Adviser accepts such employment and agrees to render the Services for the compensation specified herein and to provide at its own expense the office space, furnishings and equipment and the personnel required by it to perform the Services on the terms and for the compensation provided herein. The Sub-Adviser will instruct the Fund’s custodian(s) to settle trades executed on behalf of the Fund.  The Adviser, and not the Sub-Adviser, is responsible for executing and delivering all proxies and other notices affecting or relating to the securities of the Fund.  The Sub-Adviser will not be responsible for Fund expenses except as specified in this Section or elsewhere in this Agreement.

2. Fund Transactions. The Sub-Adviser is authorized to select the brokers or dealers (including, to the extent permitted by law and applicable Trust guidelines, which will be included in “Reports” as defined in Section 4 of this agreement, that will execute the purchases and sales of securities for the Fund and is directed to use its best efforts to obtain the best net results with respect to brokers' commissions and discounts as described in the Trust's current registration statement as amended from time to time. In selecting brokers or dealers, the Sub-Adviser may give consideration to factors other than price, including, but not limited to, research services and market information. Any such services or information which the Sub-Adviser receives in connection with Services for the Fund may also be used for the benefit of other clients and customers of the Sub-Adviser or any of its affiliates. The Sub-Adviser will communicate within a reasonable period to the Adviser and to the officers and the Trustees of the Trust such information relating to the Fund’s transactions as they may reasonably request.

On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of the Fund as well as other clients of the Sub-Adviser, the Sub-Adviser, to the extent permitted by applicable laws, may, but is under no obligation to, aggregate the securities to be so purchased or sold in order to obtain the most favorable price or lower brokerage commissions and efficient execution.  In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in the manner it considers equitable and consistent with its fiduciary obligations to the Fund and to such other clients.

3. Compensation of the Sub-Adviser. For the Services to be rendered by the Sub-Adviser as provided in Sections 1 and 2 of this Agreement, the Adviser shall pay to the Sub-Adviser compensation at the rate specified in Schedule A attached hereto and made a part of this Agreement. Such compensation shall be paid to the Sub-Adviser monthly in arrears, and shall be calculated by applying the annual percentage rate(s) as specified in the attached Schedule A to the monthly average net assets of the Fund. Solely for the purpose of calculating the applicable annual percentage rates specified in the attached Schedule(s), there shall be included such other assets as are specified in said Schedule(s).  Further, the Adviser represents that there is no pending or threatened litigation or bankruptcy that would materially impact the Adviser’s performance under this Agreement.

4. Reports. The Adviser (on behalf of the Trust) agrees to furnish to  the Sub-Adviser current prospectuses, statements of additional information, reports to shareholders, audited copies of the Trust’s financial statements, and such other information with regard to this Agreement as Sub-Advisor may reasonably request.  Prior to the effective date of this Agreement, the Adviser agrees to furnish the following to the Sub-Adviser:

(a)    evidence of the proxy vote on adding the Sub-Adviser as a sub-adviser, and resolutions of the Trustees authorizing the appointment of the Sub-Adviser and approving this Agreement;

(b)    Written guidelines, policies and procedures adopted by the Trust that are applicable to the Fund and not publically disclosed;

(c)    the Adviser’s Form ADV Part II; and

(d)    such other materials and documents as the Sub-Adviser may reasonably request.

The Adviser will furnish the Sub-Adviser copies of any policies, amendments or supplements to the foregoing and will also provide reasonable advance written notice to any changes to the objectives, policies, and limitations of the Fund in the Trust’s registration statement.

The Sub-Adviser agrees to furnish to the Adviser financial information, and such other information with regard to this Agreement as the Advisor may reasonably request.

5. Status of Sub-Adviser. The Services of the Sub-Adviser to the Fund are not to be deemed exclusive, and the Sub-Adviser and its directors, officers, employees and affiliates shall be free to render similar services to others so long as its Services to the Fund are not impaired thereby.  The Adviser recognizes and has advised the Trustees that, in some cases, non-exclusivity may adversely affect the size of the position that the Fund may obtain in a particular security.  In addition, the Adviser understands, and has advised the Trustees, that the persons employed by the Sub-Adviser to assist in the Sub-Adviser’s duties under this Agreement will not devote their full time to the Services, and nothing contained in this Agreement will be deemed to limit or restrict the right of the Sub-Adviser or any of its affiliates to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.  The Sub-Adviser shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Adviser or the Trust in any way or otherwise be deemed an agent to the Adviser or the Trust.

6. Certain Records. Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the 1940 Act which are prepared or maintained by the Sub-Adviser on behalf of the Adviser, the Fund or the Trust are the property of the Trust and duplicates will be surrendered promptly to the Adviser upon reasonable written request.

7. Liability and Indemnification of Sub-Adviser. The Adviser will defend, indemnify and hold harmless the Sub-Adviser and its directors, officers, agents, employees and successors in interest from and against any and all liabilities, claims, losses, damages, actions and causes of actions, including without limitation injury to, illness or death of any person or persons regardless of status, and damage to or destruction of any property, and claims of infringement and breaches of confidentiality, as well as attorneys’ fees, which the Sub-Adviser may sustain or incur by reason of any act or omission by the Adviser, its employees or agents, arising out of, or in any manner directly or indirectly connected with this Agreement.  This indemnity and hold harmless provision shall not be applicable to any liability caused by the willful misfeasance, bad faith or gross negligence of the obligations and duties of the Sub-Adviser.  This Section shall survive the termination of this Agreement.

Notwithstanding anything in this Agreement to the contrary, the Adviser shall be responsible for compliance with any statute, rule, regulation, guideline or investment restriction that applies to the Fund's investment portfolio as a whole and the Sub-Adviser's responsibility and liability shall be limited to following any written instruction the Sub-Adviser receives from the Adviser.

8. Permissible Interests. To the extent permitted by law, Trustees, agents, and shareholders of the Trust are or may be interested in the Sub-Adviser (or any successor thereof) as directors, partners, officers, or shareholders, or otherwise; directors, partners, officers, agents, and shareholders of the Sub-Adviser are or may be interested in the Trust as Trustees, shareholders or otherwise; and the Sub-Adviser (or any successor thereof) is or may be interested in the Trust as a shareholder or otherwise; provided that all such interests are disclosed  to the extent required by law.

9. Duration and Termination. This Agreement, unless sooner terminated as provided herein, shall continue for two years after its initial approval and thereafter for periods of one year for so long as such continuance thereafter is specifically approved at least annually (a) by the vote of a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund; provided, however, that if the shareholders of the Fund fail to approve the Agreement as provided herein, the Sub-Adviser may continue to serve hereunder in the manner and to the extent permitted by the 1940 Act and rules thereunder. The foregoing requirement that continuance of this Agreement be "specifically approved at least annually" shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder. This Agreement may be terminated at any time, without the payment of any penalty, by the Adviser, by vote of a majority of the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Funds on not less than 30 days' nor more than 60 days' written notice to the Sub-Adviser, or by the Sub-Adviser at any time without the payment of any penalty, on 60 days' written notice to the Adviser and the Trust. This Agreement will automatically and immediately terminate in the event of its assignment. Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed postpaid, to the other party at the primary office of such party, unless such party has previously designated another address.

As used in this Section 9, the terms "assignment," "interested persons," and a "vote of a majority of the outstanding voting securities" shall have the respective meanings set forth in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission under said Act.

10. Severability/Waiver. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.  Any waiver, in whole or in part, of any provision of this Agreement will not be considered to be a waiver of any other provision.

11. Insurance.  The Trust will maintain Fidelity Bond coverage as required by the SEC pursuant to Rule 17g of the 1940 Act and as otherwise required by law. In addition, the Trust and the Advisor will have a D&O/E&O policy for $5,000,000.

12. Miscellaneous.

(a)                Headings.  The headings in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

(b)                Amendment.  No amendment to this Agreement shall be valid unless made in writing and executed by both parties hereto.

(c)                Execution by Counterpart. This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement.

(d)                Payment Does Not Imply Acceptance.  The making of any payment or payments by the Adviser and the receipt thereof by the Sub-Adviser, shall in no way affect the responsibility of either party to perform its obligations in accordance with this Agreement, and shall not imply acceptance by either party of such items or the waiver of any warranties or requirements of this Agreement.

(e)                Force Majeure.  Both the Adviser and Sub-Adviser shall not be liable for any delays or errors occurring by reason of circumstances not reasonably foreseeable and beyond its control, including, but not limited, to acts of civil or military authority, national emergencies, work stoppages, fire, flood, catastrophe, acts of God, insurrection, war, riot or failure of communication or power supply.  In the event of equipment breakdowns which are beyond the reasonable control of the Adviser or the Sub-Adviser and not primarily attributable to the failure of the Adviser or the Sub-Adviser to reasonably maintain or provide for the maintenance of such equipment, the Sub-Adviser shall, at no additional expense to the Fund, take reasonable steps in good faith to minimize service interruptions, but shall have no liability with respect thereto.

(f)                 Facsimiles - Binding.  This Agreement and related documents may be accepted in electronic form (e.g., email or fax machine) and each party’s acceptance will be deemed binding between the parties.  Each party acknowledges and agrees it will not contest the validity or enforceability of this Agreement and related documents, including under any applicable statute of frauds, because they were accepted in electronic form.  Each party further acknowledges and agrees that it will not contest the validity or enforceability of a signed facsimile copy of this Agreement and related documents on the basis that it lacks an original handwritten signature.  Facsimile signatures shall be considered valid signatures as of the date hereof.  Computer maintained records of a party when produced in hard copy form shall constitute business records and shall have the same validity as any other generally recognized business records.

(g)                Non-Solicitation.  During the term of this Agreement and for a period of six (6) months thereafter, each party agrees that it will not directly solicit for employment any employees of the other party.  In addition to all other remedies available for breach of this provision, because the parties acknowledge the difficulty of calculating actual damages for such a breach the breaching party agrees to pay the other party, as liquidated damages and not as a penalty, five thousand dollars ($5,000) for each employee hired in violation of this Section.  Notwithstanding the foregoing, neither party shall be precluded from (i) hiring an employee of the other party who independently approaches the party, or (ii) conducting general recruiting activities, such as participation in job fairs or publishing advertisements in publications or on Web sites for general circulation.

(h)                Due Authorization.  The Adviser and the Sub-Adviser each represent that it has the full power, capacity and authority to enter into and perform this Agreement, and that the performance of this Agreement does not violate or conflict with any agreement to which it is a party.

(i)                  Governing Law and Venue.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.  Each of the parties agrees that any and all disputes, claims or litigation arising from or related in any way to this Agreement shall be resolved exclusively by the courts in the State of New York.  Each of the Adviser and the Sub-Adviser waives any objections against and agrees to submit to the personal jurisdiction of the state and federal courts in New York.  Further, each of the Adviser and the Sub-Adviser waives any objections or defenses it may have based upon an inconvenient forum.  EACH PARTY HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT.

Further, the Sub-Adviser will not be responsible for participating in class actions and/or other legal proceedings on behalf of the Fund, but will provide such assistance as is reasonably requested in writing by the Adviser.

(j)                  Change of Law.  Where the effect of a requirement of the 40 Act reflected in any provision of this Agreement is altered by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order herein.

(k)                Legal Fees. If any dispute arises between the parties with respect to the matters covered by this Agreement which leads to a proceeding to resolve such dispute, the prevailing party in such proceeding will be entitled to receive its reasonable attorneys’ fees, expert witness fees and out-of-pocket costs incurred in connection with such proceeding, in addition to any other relief it may be awarded.

(l)                  Publicity.  During the term of this Agreement and at all times after the termination or expiration of this Agreement, each party and the Fund shall not make any media release or other public announcement, or public filings with the Securities Exchange Commission, relating to or referring to this Agreement without the other party’s prior written consent.  Neither party shall acquire any right to use, and shall not use, without the other party’s prior written consent, the other party’s names, trade names, trademarks, service marks, or copyrighted materials in any manner other than as expressly authorized by that party in writing.

(m)              Disaster Recovery/Business Continuity.  Each of the Adviser and the Sub-Adviser has and shall maintain a Business Continuity and Disaster Recovery Plan and implement such plan in the event of any unplanned interruption of the Services so that any disruption to the Services will be prevented or minimized.

(n)                Regulatory Examination.  Each party agrees that any financial institution regulator with jurisdiction over them, including, but not limited to, the Securities Exchange Commission, may examine, oversee, and audit the other parties’ activities relating to the performance of this Agreement.  Each party shall provide all information reasonably requested by such regulator in connection with any such examination, and provide reasonable assistance and access to all equipment, records, and systems reasonably requested by such regulator.

(o)                Notices.  Any notices and other communications required or permitted hereunder shall be in writing and shall be effective upon delivery by hand or upon receipt if sent by certified or registered mail (postage prepaid and return receipt requested) or by a nationally recognized overnight courier service (appropriately marked for overnight delivery) or upon transmission if sent by telex or facsimile (with request for immediate confirmation of receipt in a manner customary for communications of such respective type and with physical delivery of the communication being made by one or the other means specified in this Section  as promptly as practicable thereafter).  Notices shall be addressed as follows:

To Sub-Adviser at:

HighMark Capital Management, Inc.

350 California Street - Suite 1600

San Francisco, CA  94104

Attention:  Chief Executive Officer

Phone: 1-800-582-4734

To Adviser at:

American Independence Financial Services, LLC

230 Park Avenue, Suite 534

New York, NY 10169

Attention:  Eric M. Rubin

Phone: 646-747-3477

To the Trust, the Trustees or the Fund at:

American Independence Funds

230 Park Avenue, Suite 534

New York, NY 10169

Attention: Theresa Donovan

Phone: 646-747-3475

A copy of the Declaration of Trust of the Trust is on file with the Secretary of the State of Delaware, and notice is hereby given that this instrument is not binding upon any of the Trustees, officers, or shareholders of the Trust individually.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

HighMark Capital Management, Inc.                              American Independence Financial

                                                                                    Services, LLC

By:_______________________                                 By:_______________________

Title:____________________                        Title:____________________

A-1

Schedule A

to the

Investment Sub-Advisory Agreement

between

American Independence Financial Services, LLC

and

HighMark Capital Management, Inc.

For the

Short-Term Bond Fund

American Independence Financial Services, LLC shall pay compensation to HighMark Capital Management, Inc. pursuant to section 3 of the Investment Sub-Advisory Agreement between said parties in accordance with the following annual percentage rates:

                        0.20% of the monthly average net assets of the Fund

(net of 50% of  any fee waivers and reimbursements, including any recoupment of waivers to which in the Sub-Adviser may be entitled to while this Agreement is in effect and subject to the terms of this Agreement).

DATED: _________________, 2011

A-2

APPENDIX B

BENEFICIAL OWNERS OF TRUST SHARES

As of the Record Date, the following persons owned of record or beneficially 5% or more of the each Class of the Fund:

Fund	Name and Address of Beneficial Owner	Shares Outstanding	Percent of Class
SHORT-TERM BONDFUND INSTITUTIONAL CLASS	MITRA & CO FBO NJ	3,309,029.734	35.00%
	C/O MARSHALL & ILSLEY TRUST COMPANY
	11270 W PARK PL STE 400
	MILWAUKEE WI 53224-3638

	WELLS FARGO BANK NA FBO	2,456,646.221	25.99%
	UNIV OF COLORADO/SEGMENT 2/1-3YR
	PO BOX 1533
	MINNEAPOLIS MN 55480-1533

	C/O M&I TRUST CO NA	1,626,726.028	17.21%
	ATTN MF VALLEE & CO FBO NJ
	11270 W PARK PL STE 400
	MILWAUKEE WI 53224-3638

	MARIL & CO FBO NJ
	C/O MARSHALL & ILSLEY TRUST COMPANY
	11270 W PARK PL STE 400
	MILWAUKEE WI 53224-3638	1,507,064.271	15.94%
SHORT-TERM BOND FUND CLASS A
	RICHARD A WEDEMEYER &	1,147.557	97.58%
	JANE Y WEDEMEYER COMM PROP
	78 SUMMIT RD
	RIVERSIDE CT 06878-2127

B-1

PROXY

American Independence Funds Trust

Short-Term Bond Fund

230 Park Avenue, Suite 534

New York, NY  10169

(866) 410-2006

www.aifunds.com

SPECIAL MEETING OF SHAREHOLDERS

December 27, 2011

The undersigned hereby appoints John J. Pileggi, Eric M. Rubin and Theresa Donovan, as his or her attorney and proxy with full power of substitution to vote and act with respect to all shares of the Short-Term Bond Fund (the “Fund”) of the American Independence Funds Trust (the “Trust”) as held by the undersigned at the Special Meeting of Shareholders of the Funds to be held at 10:00 a.m., Eastern Time, on December 27, 2011, at 230 Park Avenue, Suite 534, New York, NY  10169, and at any adjournment thereof (the “Meeting”), and instructs each of them to vote as indicated on the matters referred to in the Proxy Statement for the Meeting, receipt of which is hereby acknowledged, with discretionary power to vote upon such other business as may properly come before the Meeting.

The shares represented by this proxy will be voted as instructed on the reverse side. Unless instructions to the contrary are given on the reverse or if this proxy is executed but no instruction is given, this proxy shall be deemed to grant authority to vote "FOR" the proposal, with discretionary power to vote upon such other business as may properly come before the Meeting or any adjournment. The proxies intend to vote with management on any such other business properly brought before the Meeting. The undersigned hereby acknowledges receipt of the accompanying Notice of the Special Meeting and combined Proxy Statement and Prospectus.

NOTE: YOUR PROXY CARD IS NOT VALID UNLESS IT IS SIGNED

THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES OF THE TRUST.  The Board of Trustees recommends that you vote FOR  ALL PROPOSALS.

1

YOUR VOTE IS IMPORTANT. PLEASE VOTE BY FILLING IN THE APPROPRIATE BOX BELOW.

Proposal 1:	FOR	AGAINST	ABSTAIN
To approve the Investment Sub-Advisory Agreement with HighMark Capital Management, Inc.	[ ]	[ ]	[ ]

Proposal 2:	FOR	AGAINST	ABSTAIN
To approve any other matters as may properly come before the Meeting and any adjournment or postponement thereof	[ ]	[ ]	[ ]

This proxy will be voted as specified.  IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR  ALL PROPOSALS.

Receipt of the Notice of Special Meeting and Proxy Statement is hereby acknowledged.

Dated _____________________

_____________________________________

Name of Shareholder(s) — Please print or type

_____________________________________

Signature(s) of Shareholder(s)

_____________________________________

Signature(s) of Shareholder(s)

NOTE: Please sign exactly as you name or names appear. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.

PLEASE VOTE, SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.